Exhibit 99.1
NEW RELEASE

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740
Baker Hughes Announces Management Changes
HOUSTON, March 21, 2007 — Baker Hughes Incorporated (NYSE: BHI; EBS) announced three changes to its executive leadership team today. All changes are effective March 30, 2007.
David H. Barr, Vice President and Group President, Baker Hughes Drilling and Evaluation, has been appointed Vice President and Group President, Baker Hughes Completion and Production reporting to James R. “Rod” Clark, President and Chief Operating Officer. Mr. Barr replaces Douglas J. Wall (54) who has announced that he will be leaving Baker Hughes effective March 30, 2007 to pursue another opportunity in the oilfield service industry.
Martin S. Craighead has been appointed Vice President and Group President, Baker Hughes Drilling and Evaluation, reporting to Mr. Clark. Mr. Craighead replaces Mr. Barr.
Paul S. Butero, President of Baker Atlas, has been appointed President of INTEQ succeeding Mr. Craighead and will report to Mr. Craighead.
Commenting on the changes, Rod Clark said, “Doug Wall has served Baker Hughes well during his 16 years with the company. We wish him well and look forward to working with him in his new position.
“David Barr has demonstrated his leadership skills in the industry with well over 34 years of service in the industry, primarily with Baker Hughes. The Completion and Production Group will benefit from his strong business skills and operational and manufacturing experience.
“Martin Craighead brings a strong technical background to his new role along with a growth-oriented leadership style. His extensive experience in formation evaluation and previous international assignments will be an asset to the Drilling and Evaluation Group.”
Mr. Clark concluded, “Paul Butero is a seasoned veteran whose leadership and vision for market leadership helped drive record results at Hughes Christensen and improving results at Baker Atlas. As a near term priority Paul and Martin will work together to complete the leadership team at Baker Atlas.”
Biographies
David H. Barr (57) will become Group President, Completion and Production on March 30, 2007. He was named Group President, Drilling and Evaluation in 2005 after serving since 2000 as President of Baker Atlas. Previously, he was Vice President, Supply Chain Management for Cameron division of Cooper Cameron Corporation, where he served for one year. Mr. Barr began his career with Hughes Tool Company in 1972 after completing his Bachelor of Science degree in mechanical engineering at Texas Tech University. His career with Baker Hughes spans 34 years in various manufacturing, marketing, engineering, and product management functions. Most of his tenure has been with the Hughes Tool and Hughes Christensen divisions, and he was the original architect and executive manager of Project Renaissance.
Martin S. Craighead (47) will become Group President, Drilling and Evaluation on March 30, 2007. He previously served as the President of INTEQ since August 2005. Mr. Craighead joined the company in 1986 and has served Western Atlas and Baker Atlas in a number of operational positions, including assignments in Canada, Latin America, and Asia; as vice president of worldwide operations from 2003 to 2005; and as president of Baker Atlas since February 2005. Before he joined Baker Hughes, he was employed as a Research Engineer at BJ Services. He earned a Bachelor of Science degree from Pennsylvania State University in Petroleum and Natural Gas Engineering and a Master of Business Administration from Vanderbilt University.
Paul S. Butero (50) will become President of INTEQ on March 30, 2007. He has served as President of Baker Atlas since September 2006 and President of Hughes Christensen since February 2005. Mr. Butero joined Baker Hughes in 1981 and has served 25 years in a number of operations roles in the United States and the Eastern Hemisphere before becoming Vice President of Marketing for Hughes Christensen in 2000. He earned his Bachelor of Science degree from the University of Colorado-Boulder.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward-Looking Statement”). The word “will,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in our filings with the Securities and Exchange Commission. The documents are available through the company’s web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Baker Hughes is a leading provider of
drilling, formation evaluation, completion and production
products and services to the worldwide oil and gas industry.
****
NOT INTENDED FOR BENEFICIAL HOLDERS